Exhibit 99.1

FOR IMMEDIATE RELEASE

MedAssets Contact:	The Broadlane Group Contact:
Robert P. Borchert	Patricia Cmielewski
678.248.8194	781.856.4011
rborchert@medassets.com	patricia.cmielewski@broadlane.com
MedAssets Signs Definitive Agreement to Acquire The Broadlane Group
Combination to be Leading End-to-End Cost Management Partner for Healthcare Providers
Differentiated Business Offers Revenue Cycle Solutions for Added Margin Improvement
$850 Million Transaction Expected to be Accretive to MedAssets’ 2011 Cash EPS
ATLANTA (September 14, 2010) — MedAssets, Inc. (NASDAQ: MDAS) today announced that it has entered into a definitive purchase agreement to acquire The Broadlane Group. Based in Dallas, Texas, The Broadlane Group is a leading provider of supply chain management, strategic sourcing of supplies and services, capital equipment lifecycle management, medical device or PPI cost management, centralized procurement, clinical and lean process consulting, and clinical workforce optimization.
Together, MedAssets and The Broadlane Group would have reported non-GAAP combined net revenue of $508.9 million and non-GAAP combined adjusted EBITDA of $161.8 million for the year ended December 31, 2009 (reconciliations of these non-GAAP measures to their nearest GAAP measures are provided below). The Broadlane Group serves more than 1,100 acute care hospitals and 50,000 non-acute care facilities across the United States, and MedAssets serves more than 3,300 hospitals (inclusive of 1,700 in its Spend Management segment) and 40,000 non-acute healthcare providers. The combined companies’ client footprint will be calculated at closing.
“The Broadlane Group and MedAssets are an outstanding strategic fit, and this combination offers numerous benefits for our clients and stakeholders. We are bringing together some of the best contract pricing in the industry, with highly complementary technology and clinical consulting expertise from both companies,” said John Bardis, chairman, president and chief executive officer of MedAssets. “Our core strategy is to enable broader clinical and operating effectiveness throughout our nation’s health system, and this transaction will further enhance our ability to help hospitals and other healthcare providers drive their operating and supply costs lower, while improving patient care.
“The collective strengths and business models of our two companies will also enhance MedAssets’ financial profile, with highly visible, recurring revenue as well as cash flow and profit expansion opportunities,” Bardis added.
Patrick Ryan, chairman and chief executive officer of The Broadlane Group, is expected to join the MedAssets board of directors and also assume the role of President of the Company’s Spend Management segment upon completion of the transaction. “This transaction offers an exceptional opportunity to bring together two very strong enterprises and deliver end-to-end cost management capabilities. As a combined entity, we offer a strategic opportunity for our clients to drive operating expenses down while improving quality of care,” said Mr. Ryan. “The collective strengths of The Broadlane Group and MedAssets will provide expanded supply chain capabilities, and further enhance the financial improvement opportunities, both near and long-term, for our healthcare provider clients.”

The combination of MedAssets and The Broadlane Group will present significant, strategic benefits for clients and suppliers, as well as MedAssets’ shareholders, given the following:
•	An industry leader with the ability to affect total hospital costs through a comprehensive suite of supply chain management capabilities, including group purchasing, strategic sourcing, medical device or PPI cost management, centralized procurement, supply chain outsourcing, supply chain analytics and data services, lean process consulting expertise, and a clinical workforce or labor management solution;

•	A market-leading group purchasing, or GPO, portfolio affording providers a combination of high compliance pricing and flexible contracting strategies for commodity products and purchased services;

•	Industry-leading SaaS-based revenue cycle technology combined with revenue cycle consulting and extended business office services that drive increased net revenue capture and cash flow improvement for healthcare providers with low upfront cost and a return on investment in months, not years;

•	A combined company that will have approximately 85% recurring revenue with high client retention and minimal client concentration;

•	The opportunity to leverage the national sales force and client service teams to introduce and expand utilization of the combined companies’ broad and comprehensive capabilities to new and existing clients; and

•	Strategic support and performance insight to insure the companies’ healthcare provider clients remain viable in the anticipation of healthcare reform and related financial/operational challenges.
Transaction Details
Under the terms of the agreement, MedAssets will purchase The Broadlane Group for approximately $850 million in cash, with $725 million to be paid at closing and $125 million to be paid in January 2012. To fund the transaction, MedAssets has obtained financing commitments from J.P. Morgan and Barclays Capital.
As part of this transaction, MedAssets expects to achieve at least $20 million of expense-based synergies in 2011. When combined with the growth of both businesses, the Company expects this transaction to be approximately $0.05 to $0.10 accretive to non-GAAP diluted cash earnings per share (EPS) in 2011, excluding acquisition-related amortization, acquisition-related expenses, acquisition-related revenue discounts and share-based compensation.
The transaction is subject only to customary closing conditions and regulatory approvals, including expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, for which the filing will be submitted as soon as practicable. The transaction is expected to be completed within 60 to 90 days.
J.P. Morgan and Barclays Capital are acting as MedAssets’ financial advisors in this transaction, and Willkie Farr & Gallagher LLP is acting as MedAssets’ legal counsel. Deutsche Bank is acting as The Broadlane Group’s lead financial advisor in the transaction. Jefferies & Company is also serving as a financial advisor to The Broadlane Group, and Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as the company’s legal counsel.
Conference Call and Webcast Information
MedAssets will host a conference call this morning, Tuesday, September 14, 2010, at 7:30 a.m. ET to discuss its proposed acquisition of The Broadlane Group. The live audio webcast will be accessible from the “Events & Presentations” page at http://ir.medassets.com. To access the conference call, dial 866-811-1812 or 706-902-0609 (international), and provide the conference ID number 99384154. A webcast replay will be archived on MedAssets’ website for 30 days. A conference call replay will be available for one week by calling 800-642-1687 or 706-645-9291 (international), and entering ID number 99384154.

About The Broadlane Group
The Broadlane Group is dedicated to making quality healthcare affordable. Delivering supply chain management, strategic sourcing of supplies and services, capital equipment lifecycle management, clinical and lean process consulting, and clinical workforce optimization, the company serves more than 1,100 acute care hospitals and 50,000 non-acute care facilities across the United States. The Broadlane Group’s comprehensive and customizable solutions empower healthcare providers of all sizes to achieve dramatic operating margin improvements. For more information, visit www.broadlane.com.
About MedAssets
MedAssets (NASDAQ: MDAS) partners with healthcare providers to improve their financial strength by implementing integrated spend management and revenue cycle solutions that help control cost, improve margins and cash flow, increase regulatory compliance, and optimize operational efficiency. MedAssets serves more than 125 health systems, 3,300 hospitals and 40,000 non-acute healthcare providers. For more information, go to www.medassets.com.
Safe Harbor Statement
This Press Release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Press Release include the intent, belief or current expectations of the Company and members of its management team with respect to the Company’s future business operations as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to: 2010 and 2011 projections, and the Company’s ability to successfully integrate, achieve and capitalize on synergies associated with the proposed acquisition of The Broadlane Group. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company’s Risk Factor disclosures in its Form 10-K filed with the Securities and Exchange Commission on March 1, 2010. The Company disclaims any responsibility to update any forward-looking statements.

RECONCILIATION OF NET REVENUE TO NON-GAAP COMBINED NET REVENUE (a)	Twelve Months Ended
	December 31, 2009
	(Unaudited, in millions)

Total net revenue	$341.3	(b)
Adjustments
The Broadlane Group net revenue	167.6	(c)

2009 Non-GAAP Combined total net revenue	$508.9
RECONCILIATION OF NET INCOME TO NON-GAAP COMBINED ADJUSTED EBITDA (a)
Net income	$19.9	(b)
Adjustments
The Broadlane Group net loss	(3.9	)(c)
2009 Non-GAAP Combined net income	16.0
Depreciation and amortization	69.5	(d)
Interest expense, net	42.8	(d)
Income tax expense	11.8	(d)

2009 Non-GAAP Combined EBITDA	140.1	(e)
Share-based compensation	17.2	(d)
The Broadlane Group debt extinguishment charges	3.1	(d)
The Broadlane Group executive severance charges	2.0	(d)
Historical purchase accounting adjustments	0.6	(d)
The Broadlane Group interest rate swap income	(0.8	)(d)
Rental income from capitalized building lease	(0.4	)(d)

2009 Non-GAAP Combined adjusted EBITDA	$161.8	(e)

(a)	Non-GAAP combined results include the activity of The Broadlane Group assuming the acquisition of The Broadlane Group occurred on January 1, 2009, however the combined numbers do not include any purchase accounting, associated financing costs, or other related adjustments required by GAAP. Combined net revenue and adjusted EBITDA are used by management and the board of directors to better understand the potential size of the combined entity. Given the significant impact of this transaction, the Company believes such combined measures may be useful and meaningful to investors in their analysis of the transaction. Non-GAAP combined measures are for illustrative and informational purposes only and are not intended to represent or be indicative of what the Company’s results of operations would have been if this transaction had occurred at the beginning of 2009 and all required purchase accounting, associated financing costs, or other related adjustments required by GAAP had been recorded. These measures also should not be considered representative of the Company’s future results of operations.

(b)	As reported in the MedAssets, Inc. Form 10-K filed on March 1, 2010 with the SEC for the fiscal year ended December 31, 2009.

(c)	Represents revenue and net loss as reported by The Broadlane Group’s management for the fiscal year ended December 31, 2009.

(d)	Adjustments represent the combined EBITDA adjustments of MedAssets as disclosed in the Company’s 2009 Form 10-K and the adjustments as reported to us by The Broadlane Group’s management.

(e)	The Company defines: Non-GAAP EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization; and non-GAAP adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items. Non-GAAP EBITDA and non-GAAP adjusted EBITDA are used by the Company to facilitate a comparison of its operating performance on a consistent basis from period to period that provides a more complete understanding of factors and trends affecting its business than GAAP measures alone. These measures assist management and the board of directors and may be useful to investors in comparing the Company’s operating performance consistently over time as it removes the impact of its capital structure (primarily interest charges and amortization of debt issuance costs), asset base (primarily depreciation and amortization) and items outside the control of the management team (taxes), as well as other non-cash (purchase accounting adjustments, and imputed rental income) and non-recurring items, from the Company’s operational results. Non-GAAP adjusted EBITDA also removes the impact of non-cash share-based compensation expense and certain acquisition-related charges. The Company defines non-GAAP diluted cash EPS as diluted earnings per share excluding non-cash acquisition-related intangible amortization, non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense and certain tax-adjusted acquisition-related charges. Diluted cash EPS is not a measure of liquidity under GAAP, or otherwise, and is not an alternative to cash flow from continuing operating activities. Diluted cash EPS growth is used by the Company as the financial performance metric that determines whether certain equity awards granted pursuant to the Company’s Long-Term Performance Incentive Plan will vest. Use of this measure for this purpose allows management and the board to analyze the Company’s operating performance on a consistent basis by removing the impact of certain non-cash and non-recurring items from our operations and by rewarding organic growth and accretive business transactions. As a significant portion of senior management’s incentive based compensation is based on the achievement of certain diluted cash EPS growth over time, investors may find such information useful; however, as a non-GAAP financial measure, diluted cash EPS is not the sole measure of the Company’s financial performance and may not be the best measure for investors to gauge such performance.
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